Filed Pursuant to Rule 424(b)(1)

Registration No. 333-288937

PROSPECTUS

HeartCore Enterprises, Inc.

Resale of up to 24,024,325 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus of:

(i) the offer and resale of up to 20,833,333 shares of our common stock by Crom Structured Opportunities Fund I, LP (the “Selling Stockholder”), that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to an Equity Purchase Agreement we entered into with the Selling Stockholder on June 30, 2025 (the “Equity Purchase Agreement”), in which the Selling Stockholder has committed to purchase from us, at our direction, up to an aggregate of $25,000,000 of shares of our common stock (the “Maximum Commitment Amount”). The 20,833,333 shares being registered pursuant to the Equity Purchase Agreement were determined by assuming a purchase price of $1.20 per share based on 96% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025. See the section titled “Prospectus Summary – Equity Purchase Agreement” for a description of the Equity Purchase Agreement;

(ii) 485,437 shares of our common stock issued to the Selling Stockholder as commitment shares (the “ELOC Commitment Shares”) in connection with the Equity Purchase Agreement;

(iii) up to 1,955,555 shares of our common stock issuable upon the conversion of 2,000 shares of the Company’s Series A Convertible Preferred Stock issued to the Selling Stockholder pursuant to a Securities Purchase Agreement we entered into with the Selling Stockholder on June 30, 2025 (the “Securities Purchase Agreement”). The 1,955,555 shares being registered for the conversion of the Series A Convertible Preferred Stock were determined by assuming a conversion price of $1.125 per share based on 90% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025.

See the section titled “Prospectus Summary – Securities Purchase Agreement” for a description of the Securities Purchase Agreement; and

(iv) 750,000 shares of our common stock issued to the Selling Stockholder as commitment shares under the Securities Purchase Agreement (the “SPA Commitment Shares”).

The shares of our common stock may be sold publicly or through private transactions by the Selling Stockholder at prevailing market prices or at negotiated prices at the times of sale. The shares of common stock may be offered by the Selling Stockholder to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. The Selling Stockholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the resale of the shares issuable under the Equity Purchase Agreement. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock in the section entitled “Plan of Distribution” beginning on page 23 of this prospectus.

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we may receive up to $25,000,000.00 in aggregate gross proceeds from the Selling Stockholder under the Equity Purchase Agreement. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Stockholder. The timing and amount of any sale is within the Selling Stockholder’s sole discretion, subject to certain restrictions. To the extent that the Selling Stockholder resells any securities, the Selling Stockholder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholder and the terms of the securities being offered.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HTCR”. On August 28, 2025, the closing price of our common stock was $1.25.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock.

Our business and investment in our common stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2025.

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

Unless the context otherwise requires, references in this prospectus to “HeartCore,” “the Company,” “we,” “us” and “our” refer to HeartCore Enterprises, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or information incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “HeartCore,” “Company,” “we,” “us” or “our” refer to HeartCore Enterprises, Inc., a Delaware corporation and its subsidiaries.

Business Overview

We are a leading software development company based in Tokyo, Japan. We provide software through two business units. The first business unit, our CX division, includes a customer experience management business (the “CXM Platform”) that has been in existence for over 15 years. Our CXM Platform includes marketing, sales, service and content management systems, as well as other tools and integrations, that enable companies to attract and engage customers throughout the customer experience. We also provide education, services and support to help customers be successful with our CXM Platform.

The second business unit, our DX division, is a digital transformation business which provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. We also have an ongoing technology innovation team to develop software that supports the narrow needs of large enterprise customers.

During 2022, we started the GO IPO business, which supports Japanese companies listing on Nasdaq and NYSE in the United States. As of August 28, 2025, we have entered into consulting agreements with 16  companies to assist them in their IPO process, whereby we are entitled to receive from each company a consulting fee that ranges from $380,000 to $900,000 and warrants or stock acquisition rights to purchase 1% to 4% of the fully-diluted share capital of such companies that is exercisable on certain dates at an exercise price of $0.01 or JPY1 per share.

We were incorporated in the State of Delaware on May 18, 2021. We conduct business activities principally through our wholly owned subsidiary, HeartCore Co. Ltd. (“HeartCore Japan”), which was established in Japan by Sumitaka Yamamoto, our Chairman of Board, Chief Executive Officer and President and a significant stockholder of the Company, in 2009.

On September 6, 2022, the Company entered into a share exchange and purchase agreement to acquire 51% of the outstanding shares of Sigmaways, Inc. (“Sigmaways”), a company incorporated under the laws of the State of California, and its wholly owned subsidiaries. Sigmaways and its wholly owned subsidiaries are engaged in the business of developing and sales of software in the United States. The acquisition closed on February 1, 2023.

In the first quarter of 2023, we formed HeartCore Financial, Inc. (“HeartCore Financial”) in the U.S. as part of our Go IPO consulting business. In the fourth quarter of 2023, we formed HeartCore Luvina Vietnam Company (“HeartCore Luvina”) in Vietnam, which is engaged in the business of software development.

In April 2024, HeartCore Financial incorporated a branch office, HeartCore Financial, Inc. – Japan Branch Office, in Japan.

Equity Purchase Agreement

On June 30, 2025, Company and Crom Structured Opportunities Fund I, LP (the “Selling Stockholder”), an accredited investor, entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), pursuant to which the Company has the right, but not the obligation, to direct the Selling Stockholder, at any time and from time to time during the Commitment Period (as hereinafter defined) as provided in the Equity Purchase Agreement, to purchase up to $25,000,000 (the “Maximum Commitment Amount”) in aggregate gross purchase price of newly issued fully paid shares of the Company’s common stock, par value $0.0001 (the “Advance Shares”). The “Commitment Period” means, subject to the terms and conditions of the Equity Purchase Agreement, the period commencing on June 30, 2025 and ending on the earlier of (i) the date on which the Selling Stockholder shall have purchased Advance Shares equal to the Maximum Commitment Amount, (ii) June 30, 2027, (iii) written notice of termination by the Company to the Selling Stockholder, (iv) the ELOC Registration Statement (as hereinafter defined) is no longer effective after the initial effective date of the ELOC Registration Statement, (v) the date that the Company commences a voluntary bankruptcy case, a bankruptcy proceeding is commenced against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, or (vi) the date on which the Equity Purchase Agreement is terminated by mutual written consent of the Company and the Selling Stockholder.

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Under the terms and subject to the conditions of the Equity Purchase Agreement, the Company has the right, but not the obligation, to direct the Selling Stockholder, by its delivery to the Selling Stockholder of a notice (the “Advance Notice”) from time to time, to purchase Advance Shares (i) in a minimum amount not less than $25,000, calculated based on 96% of the volume-weighted average price (“VWAP”) of the Company’s common stock on the trading day immediately preceding the date during the Commitment Period that an Advance Notice is deemed delivered (the “Advance Date”), and (ii) in a maximum amount up to the lesser of (a) $500,000, or (b) 50% of the average daily trading value of the common stock during the seven trading days immediately preceding the respective Advance Date (excluding the single highest volume trading day and the single lowest volume trading day from such calculation) multiplied by the lowest VWAP of the common stock during the seven trading days immediately preceding the respective Advance Date (each, an “Advance”). Each Advance is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Equity Purchase Agreement.

The purchase price for the Advance Shares is calculated by taking the lesser of the (i) Initial Purchase Price or (ii) Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of the Equity Purchase Agreement. The Initial Purchase Price is calculated by taking 96% of the VWAP of the Company’s common stock on the principal market on the trading day immediately preceding the respective Advance Date, as reported by Bloomberg or other reputable source designated by the Selling Stockholder. The Market Price means 96% of the lowest VWAP of the Company’s common stock on the principal market on any trading day during the Pricing Period. The Pricing Period is the period of three (3) trading days immediately following the clearing date of the Advance Shares with respect to the applicable Advance Notice.

Additionally, the Equity Purchase Agreement establishes a minimum pricing condition, which serves as a floor, and requires that the lowest traded price of the common stock in the ten (10) trading days immediately preceding the respective Advance Date must exceed $0.01 per share. As a result, while the purchase price for the Advance Shares fluctuates with our market price, the $0.01 per share minimum pricing condition effectively operates as a floor to the transaction. If our common stock does not maintain a trading price above $0.01 during the required lookback period, we would not be able to draw on the Advance facility until our trading price recovers.

We may not have access to the full $25 million amount available under the Equity Purchase Agreement. The discounted purchase price per share paid by the Selling Stockholder under the Equity Purchase Agreement, assuming the VWAP of the Initial Purchase Price and the Market Price are $1.25 per share (which is the most recent trading stock price on August 28, 2025) would be $1.20 per share (96% of the VWAP). If we issued to the Selling Stockholder all 20,833,333 shares being registered herein at the discounted purchase price of $1.20 per share paid by the Selling Stockholder, which is in the aggregate $25,000,000 of gross proceeds (which is the maximum amount under the Equity Purchase Agreement), after deducting the $2,000,000 (8% of the amount of the total advance) to be paid in cash to Moody Capital, (the placement agent), the net proceeds received by us would be approximately $23,000,000. However, if the trading stock price declines in the future to $1.10 per share (assuming the VWAP of the Initial Purchase Price and the Market Price is $1.10 per share), the discounted purchase price per share would be $1.056 per share (96% of the VWAP). If we issued to the Selling Stockholder all 20,833,333 shares being registered herein at the discounted purchase price of $1.056 per share paid by the Selling Stockholder, which is in the aggregate $22,000,000 of gross proceeds, after deducting the $1,760,000 (8% of the amount of the total advance) to be paid in cash to Moody Capital, the net proceeds received by us would be approximately $20,240,000.

The number of Advance Shares then to be purchased by the Selling Stockholder may not exceed the number of such shares that, when aggregated with all other shares of common stock then owned by the Selling Stockholder beneficially or deemed beneficially owned by the Selling Stockholder, would result in the Selling Stockholder owning more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to an Advance Notice.

The Equity Purchase Agreement further provides that the Company may not issue or sell to the Selling Stockholder any Advance Shares under the Equity Purchase Agreement in excess of 19.99% of the Company’s issued and outstanding common stock on June 30, 2025, until stockholder approval satisfying the requirements of Nasdaq Stock Market (“Nasdaq”) Rule 5635(d) has been obtained and is in effect. The Company obtained this stockholder approval on June 30, 2025.

The Company has also agreed to pay the Selling Stockholder a commitment fee equal to $250,000 worth of shares of common stock (“ELOC Commitment Shares”), with the number of ELOC Commitment Shares was issued based on the Nasdaq official closing price of the common stock on June 27, 2025, the trading day immediately prior to the effective date of the Equity Purchase Agreement, in consideration for the Selling Stockholder ‘s entry into the Equity Purchase Agreement.

Pursuant to the terms of the Equity Purchase Agreement, the Company agreed that it will not without the prior written consent of the Selling Stockholder, enter into an “Equity Line of Credit” or a “Variable Rate Transaction,” as such terms are defined in the Equity Purchase Agreement. The Selling Stockholder agreed not to engage in any short sale or hedging transactions with respect to the common stock during the term of the Equity Purchase Agreement. The Company may terminate the Equity Purchase Agreement at any time by written notice to the Selling Stockholder at least five trading days in advance; provided that there are no outstanding Advance Notices. The Company and the Selling Stockholder may also terminate the Equity Purchase Agreement at any time by mutual written consent. In addition, the Equity Purchase Agreement will automatically terminate at the end of the Commitment Period.

Pursuant to the terms of the Equity Purchase Agreement, the Company agreed that it would also comply with the ELOC Registration Rights Agreement (as hereinafter defined) with respect to the filing and effectiveness deadlines of the ELOC Registration Statement in accordance with the terms of the ELOC Registration Rights Agreement.

The Company will not issue or sell any shares of common stock to the Selling Stockholder pursuant to the Equity Purchase Agreement, except for the ELOC Commitment Shares, until and unless the ELOC Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”).

The Equity Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for purposes of the Equity Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

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ELOC Registration Rights Agreement

In connection with the execution of the Equity Purchase Agreement, the Company and the Selling Stockholder entered into a Registration Rights Agreement dated June 30, 2025 (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to use its commercially reasonable efforts to prepare and file within 30 calendar days from the date of the Equity Purchase Agreement, an initial registration statement covering the resale of all of the shares of common stock which the Selling Stockholder may acquire (including the Advance Shares and the Commitment Shares) pursuant to the Equity Purchase Agreement (the “ELOC Registration Statement”). The Company has also agreed to have the ELOC Registration Statement declared effective by the SEC within 90 days from June 30, 2025.

Securities Purchase Agreement

In addition to the Equity Purchase Agreement, on June 30, 2025, the Company and the Selling Stockholder executed a Securities Purchase Agreement (the “Securities Purchase Agreement”). According to the terms of the Securities Purchase Agreement, the Company agreed to issue to the Selling Stockholder, and the Selling Stockholder agreed to purchase from the Company, 2,000 shares of the Company’s Series A Convertible Preferred Stock at a purchase price equal to $1,000 per share ($2,000,000 in the aggregate), with each such share of Series A Convertible Preferred Stock having a stated value of $1,100. The sale of the shares of Series A Convertible Preferred Stock closed on June 30, 2025 (the “Closing”).

In connection with executing the Securities Purchase Agreement, for no additional consideration, at Closing, the Company issued to the Selling Stockholder 750,000 shares of common stock (the “SPA Commitment Shares”).

The Selling Stockholder has the right at any time (subject to certain ownership limitations) to convert all or any portion of the then Series A Convertible Preferred Stock into shares of common stock (the “Conversion Shares”). For additional information regarding the conversion terms of the Series A Convertible Preferred Stock, please see “Series A Convertible Preferred Stock” beginning on page 8 of this prospectus.

Pursuant to the Securities Purchase Agreement, the Company will, at all times, reserve from its authorized and unissued shares of common stock, two times such number of shares of common stock as shall from time to time be sufficient to effectuate the conversion of all outstanding shares of Series A Convertible Preferred Stock.

The Securities Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

SPA Registration Rights Agreement

In connection with the execution of the Securities Purchase Agreement, the Company and the Selling Stockholder entered into a registration rights agreement (the “SPA Registration Rights Agreement”), pursuant to which the Company agreed to file, within 30 calendar days from the date of the Securities Purchase Agreement, an initial registration statement covering the resale of all of the Conversion Shares and SPA Commitment Shares. The Company has also agreed to have such registration statement declared effective by the SEC within 90 days from June 30, 2025.

Recent Developments

Change in Controlled Company Status and Board Committee Formation

In the first quarter of 2025, the Company announced that its Board of Directors (the “Board”) had formed a Compensation Committee and a Nominating and Corporate Governance Committee. The Compensation Committee is comprised of three independent directors: Ferdinand Groenewald, Heather Neville (Chair) and Koji Sato. The Nominating and Corporate Governance Committee is comprised of three independent directors: Ferdinand Groenewald, Heather Neville and Koji Sato (Chair).

In exchange for their service on the Compensation Committee, the Chair of the Compensation Committee will receive an additional $7,000 annually, and the other Compensation Committee members will receive an additional $4,000 annually.

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In exchange for their service on the Nominating and Corporate Governance Committee, the Chair of the Nominating and Corporate Governance Committee will receive an additional $6,000 annually, and the other Nominating and Corporate Governance Committee members will receive an additional $3,000 annually.

Upon initially listing with the Nasdaq Capital Market, the Company qualified as a “controlled company” because more than 50% of the voting power for the election of directors was held by Mr. Yamamoto. As a result of certain sales under the Company’s previously announced at-the-market offering, Mr. Yamamoto no longer holds more than 50% of the voting power for the election of directors and therefore, the Company no longer qualifies as a controlled company. As a result, the Company is required, subject to phase-in rules, to comply with Nasdaq requirements that:

● a majority of the Board consist of independent directors as defined by Nasdaq’s applicable rules and regulations;

● the compensation of the Company’s executive officers be determined, or recommended to the Board for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors; and

● director nominees be selected, or recommended to the Board for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

The Company previously availed itself of certain of the controlled company exemptions. More specifically, the Company did not have a compensation committee or a nominating and corporate governance committee.

We no longer qualify as a controlled company and accordingly, we have formed a Compensation Committee and a Nominating and Corporate Governance Committee; however, we currently utilize and presently intend to continue to utilize, the exemption relating to a majority independent Board. Pursuant to Nasdaq’s phase-in rules, we have a period of one year from the date on which we ceased to be a controlled company to comply with the majority independent Board requirement.

Currently, three of six members of the Company’s Board are independent directors within the meaning of Nasdaq Capital Market rules: Ferdinand Groenewald, Heather Neville, and Koji Sato. However, Ms. Neville will be resigning from all of her positions at the Company, including independent director and committee member of the Audit Committee, Compensation Committee and Corporate Governance Committee, effective September 1, 2025.To succeed Ms. Neville, Ms. Yoonji Lee will be appointed as an independent director of the Company effective September 1, 2025, and will serve as a member of the Audit Committee, Compensation Committee and Corporate Governance Committee. The Company will file a Current Report on Form 8-K to disclose Ms. Lee’s appointment and biography in accordance with SEC requirements.

Nasdaq Notices Regarding Minimum Bid Price Requirement and Stockholder’s Equity

Minimum Bid Price Notice

On May 6, 2025, the Company received written notice (the “Bid Price Notice”) from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Bid Price Notice indicated that the Company will be provided 180 calendar days, or until November 3, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will provide the Company with written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

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There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Stockholder’s Equity Notice

On May 24, 2025, the Company received written notice (the “Stockholders’ Equity Notice”) from the Nasdaq Staff indicating that the Company is not in compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) (the “Minimum Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market. Additionally, the Nasdaq Staff noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations as of May 23, 2025.

Under Nasdaq rules, the Company had 45 calendar days (or until July 8, 2025) to submit a plan to regain compliance, which the Company did. On July 11, 2025, the Nasdaq Staff notified the Company that it had granted the Company an extension until September 30, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirement. Pursuant to the terms of the extension, on or before September 30, 2025, the Company must complete the transactions pursuant to the Equity Purchase Agreement and Securities Purchase Agreement and evidence compliance with the Minimum Stockholders’ Equity Requirement as indicated in the Nasdaq Staff’s notification.

The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR.” On August 19, 2025, the Nasdaq Staff notified the Company that, based on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed by the Company with the Securities and Exchange Commission on August 13, 2025, evidencing stockholders’ equity of $3,559,017, the Nasdaq Staff determined that the Company complies with the Minimum Stockholders’ Equity Requirement and this matter is now closed. There can be no assurance that the Company will be able to maintain compliance with the Minimum Stockholders’ Equity Requirement in the future, even if it maintains compliance with the other listing requirements.

Consulting and Services Agreement with tmsuk Co. Ltd.

On May 30, 2025 (the “tmsuk Effective Date”), the Company entered into a Consulting and Services Agreement (the “tmsuk Consulting Agreement”) by and between the Company and tmsuk Co., Ltd., a Japanese corporation (“tmsuk”). Pursuant to the terms of the tmsuk Consulting Agreement, the Company agreed to provide tmsuk certain services, including the following (collectively, the “tmsuk Services”):

(i) Assistance with the introduction, for a law firm, underwriter and auditing firm for tmsuk, with tmsuk making their selections, at their sole discretion;

(ii) Assisting in the preparation of documentation for internal controls required for an initial public offering or de-SPAC or other Fundamental Transaction (as defined in the tmsuk Warrant) by tmsuk;

(iii) Providing support services to remove problematic accounting accounts upon listing;

(iv) Translation of requested documents into English;

(v) Attend and, if requested by tmsuk, lead, meetings with tmsuk’s management and employees;

(vi) Provide tmsuk with support services related to tmsuk’s NASDAQ listing;

(vii) Conversion of accounting data from Japanese standards to U.S. GAAP;

(viii) Assist in the preparation of S-1 or F-1 filings;

(ix) Creation of English web page; and

(x) Preparing an investor presentation/deck and executive summary of tmsuk’s operations.

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In providing the tmsuk Services, the Company will not render legal advice or perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the tmsuk Consulting Agreement, the parties agreed that the Company will not provide the following services, among others: negotiation for the sale of tmsuk’s securities; participation in discussions between tmsuk and potential investors; assisting in structuring any transactions involving the sale of tmsuk’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in tmsuk; or handling any funds or securities on behalf of tmsuk.

Pursuant to the terms of the tmsuk Consulting Agreement, tmsuk agreed to compensate the Company as follows in return for the provision of the tmsuk Services during the nine-month term:

(a) $500,000, to be paid as follows: (i) $200,000 on the tmsuk Effective Date; (ii) $150,000 on the three-month anniversary of the tmsuk Effective Date; and (iii) $150,000 on the six-month anniversary of the tmsuk Effective Date; and

(b) Issuance by tmsuk to the Company of a warrant (the “tmsuk Warrant”), deemed fully earned and vested as of the tmsuk Effective Date, to acquire a number of shares of capital stock of tmsuk, to initially be equal to 3% of the fully diluted share capital of tmsuk as of the tmsuk Effective Date, subject to adjustment as set forth in the tmsuk Consulting Agreement and the tmsuk Warrant.

Issuance by tmsuk of the tmsuk Warrant may be subject to the approval of tmsuk’s stockholders, and in such case, the tmsuk Warrant will not be issued unless and until stockholder approval is obtained. In the event that tmsuk stockholder approval is not obtained, and the tmsuk Warrant is not issued, on or before the 90th day following the tmsuk Effective Date, the parties agreed to reasonably cooperate to come to mutual agreement on an alternate method to provide to the Company the same value and rights as would have been provided pursuant to the tmsuk Warrant.

In the event that the term of the tmsuk Consulting Agreement is extended beyond the initial nine-month term, tmsuk agreed to compensate the Company for tmsuk Services provided at the rate of $150 per hour, based on the hours spent by personnel of the Company providing the tmsuk Services.

The tmsuk Consulting Agreement may be terminated at any time by either party upon notice to the other party.

OEM Sales Agreement

On June 23, 2025, HeartCore Co., Ltd. (“HeartCore Japan”), a wholly owned subsidiary of the Company, entered into an OEM Sales Agreement (the “Silver Egg Agreement”) by and between HeartCore Japan and Silver Egg Technology CO. Ltd. (“Silver Egg”). Pursuant to the terms of the Silver Egg Agreement, Silver Egg agreed to provide to HeartCore Japan its AI recommendation service, “Aigent Recommender,” developed by Silver Egg (the “Services”). The specific terms and conditions for the provision of the Services will be determined in individual agreements. The Silver Egg Agreement will serve as the basic agreement and will apply to all individual agreements between HeartCore Japan and Silver Egg during the term of the Silver Egg Agreement, and such individual agreements will constitute a part of the Silver Egg Agreement.

The term of the Silver Egg Agreement is two years. Unless either party notifies the other in writing at least six months prior to the expiration of the term, the Silver Egg Agreement will automatically renew for additional two year periods. Notwithstanding the foregoing, if either party wishes to terminate the Silver Egg Agreement during the term, both parties must agree in writing. The term of each individual contract pursuant to the Silver Egg Agreement will commence on the date of the individual contract and will continue until the last day of the month in which 12 months have elapsed from the start date of the use of the Services. However, unless HeartCore Japan or Silver Egg gives written notice to the other party at least 30 days prior to the expiration of the term, the individual contract will be automatically renewed for an additional 12-month periods.

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Pursuant to the terms of the individual agreement for the first year (through June 30, 2026) and for the second year (from July 1, 2026 to June 30, 2027), when HeartCore Japan achieves the target number of contracts (20), the monthly service fees to be paid by HeartCore Japan to Silver Egg will be as follows:

●	Up to 500,000 page views: 30,000 Yen

●	500,001 – 800,000 page views: 48,000 Yen

●	800,001 – 1,000,000 page views: 60,000 Yen

If HeartCore Japan does not achieve the target number of contracts by June 30, 2026, the monthly service fees to be paid by HeartCore Japan to Silver Egg for the second year (from July 1, 2026 to June 30, 2027) will be as follows:

●	Up to 500,000 page views: 35,000 Yen

●	500,001 – 800,000 page views: 56,000 Yen

●	800,001 – 1,000,000 page views: 70,000 Yen

Shareholder Approval of Securities Issuances and Stock Split

On June 30, 2025, the holders of an aggregate of 13,147,393 shares of the Company’s common stock, representing approximately 60% of the overall voting power of the Company, executed a written consent in lieu of a meeting pursuant to which it approved (i) the issuance of a number of shares of the Company’s common stock in excess of 20% of the issued and outstanding shares of common stock as of the date of the execution of the Equity Purchase Agreement and the Securities Purchase Agreement, and the issuance of all shares of common stock pursuant to the Equity Purchase Agreement and the Securities Purchase Agreement, or on conversion of the Series A Convertible Preferred Stock (the “20% Issuance”), (ii) a reverse stock split of the Company’s common stock, at a ratio of no less than 1-for-2 and no more than 1-for-30, with such ratio to be determined at the sole discretion of the Board of Directors, and with any fractional shares of common stock resulting therefrom being rounded up to the nearest whole share of common stock (the “Reverse Stock Split”), and (iii) a form of amendment to the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split (the “Reverse Stock Split Amendment” and collectively with the 20% Issuance and the Reverse Stock Split, the “Actions”).

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an Information Statement on Schedule 14C (the “Information Statement”) describing the Actions will be filed with the SEC and mailed to the Company’s stockholders. None of the Actions may become effective earlier than 20 calendar days following the mailing of the Information Statement.

Series A Convertible Preferred Stock

On June 30, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Delaware. The number of shares of Series A Convertible Preferred Stock designated is 2,000 and each share of Series A Convertible Preferred Stock has a stated value equal to $1,100 (the “Stated Value”).

The Series A Convertible Preferred Stock have no voting rights. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designations, (b) increase the number of authorized shares of Series A Convertible Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

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Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designations), a holder of Series A Convertible Preferred Stock (“Holder”) will receive an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid Dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series A Convertible Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up, the assets and funds available for distribution among the Holders of the Series A Convertible Preferred Stock will be insufficient to permit the payment to such Holders of the full preferential amount aforesaid, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the Holders of the Series A Convertible Preferred Stock in proportion to the amount that each such Holder is entitled to receive.

The conversion price in effect on any conversion date will be equal to 90% of the average of the two lowest volume-weighted average prices (the “VWAP”) of the common stock on the Nasdaq Stock Market (or such other national securities exchange on which the common stock is then listed) for the five Trading Days immediately preceding the date of the conversion notice delivered by the Holder of Series A Preferred Stock (the “Conversion Notice Date”), with such VWAP and resulting Conversion Price being subject to equitable adjustments for any stock splits or combinations occurring with respect to the common stock during such measurement period.

Each holder will be entitled to receive dividends of 10% per annum on the Stated Value of each share of Preferred Stock.

Consulting and Services Agreement with Cipher Core Co., Ltd.

On June 30, 2025, the Company entered into a Consulting and Services Agreement (the “Consulting Agreement”) with Cipher Core Co., Ltd. (“Cipher Core”). As compensation for its services under the Consulting Agreement, Cipher Core will pay the Company an aggregate of $500,000 in fees, and issue to the Company a warrant to acquire 3% of Cipher Core’s capital stock, on a fully diluted basis. The number of warrant shares, which is fully earned, vested, and non-returnable, may be subject to adjustments.

As part of the Consulting Agreement, the Company agreed to assist Cipher Core in its efforts to go public and list on the Nasdaq Stock Market (“Nasdaq”). Under the Consulting Agreement, the Company will assist Cipher Core with:

i.	the introduction for a law firm, underwriter and auditing firm for Cipher Core, with Cipher Core making their selections, at their sole discretion;

ii.	translating requested documents into English;

iii.	assisting in the preparation of documentation for internal controls required for an IPO;

iv.	conversion of accounting data from Japanese standards to U.S. GAAP;

v.	providing support services to remove problematic accounting accounts upon listing;

vi.	support creation of an English web page;

vii.	preparation of an investor presentation and executive summary of the operations;

viii.	provision of providing general support services; and

ix.	assisting in the preparation of a registration statement.

In providing the services under the Consulting Agreement, the Company will not render legal advice or perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the Consulting Agreement, the parties agreed that the Company will not provide the following services, among others: negotiation for the sale of Cipher Core’s securities; participation in discussions between Cipher Core and potential investors; assisting in structuring any transactions involving the sale of Cipher Core’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in Cipher Core; or handling any funds or securities on behalf of Cipher Core.

Forthcoming Change in Directors and Officers

On August 8, 2025, Heather Neville indicated her intent to resign as a member of the Board of Directors of the Company effective September 1, 2025. Her resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Also on August 8, 2025, Prakash Sadasivam indicated his intent to resign as the Company’s Chief Strategy Officer and as a member of the Board. The effective date of his resignation has not yet been determined and is anticipated to be extended; the Company will disclose the effective date once it has been finalized. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Closing of Go IPO Client Offering

One of the Company’s Go IPO clients, rYojbaba Co., Ltd. (“rYojbaba”), closed its initial public offering on August 15, 2025, and has successfully commenced trading under the symbol “RYOJ” on the Nasdaq Capital Market. The Company was compensated through an aggregate $500,000 in initial fees and warrants to acquire 3% of rYojbaba’s common stock, on a fully diluted basis.

Risks Relating to Our Business and this Offering

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

Risks Related to Our Business

● Our industry and the markets in which we operate are highly competitive and increased competitive pressures could reduce our share of the markets we serve and adversely affect our business, financial position, results of operations and cash flows;

● We are a holding company and depend upon our subsidiary for our cash flows;

● We may require additional funding for our growth plans, and such funding may result in a dilution of your investment;

● The Company’s payment of cash dividends from additional paid-in capital may expose the Company to potential liabilities arising out of state and federal fraudulent conveyance laws and legal distribution requirements.

● If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

● We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for content management, customer experience management, task and process mining, and robotic process automation;

● Our subscription renewal rates may decrease, and any decrease could harm our future revenue and operating results;

● We may experience quarterly fluctuations in our operating results due to a number of factors, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance;

● Our substantial indebtedness could have important adverse consequences and adversely affect our financial condition;

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● We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, which could have a material adverse effect on our business, financial condition and results of operations; and

● Despite our level of indebtedness, we and our subsidiary may still be able to incur substantially more debt, including off-balance sheet financing, contractual obligations and general and commercial liabilities. This could further exacerbate the risks to our financial condition described above.

Risks Related to this Offering

● It is not possible to predict the actual number of shares of common stock, if any, we will sell under the Equity Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from the Equity Purchase Agreement;

● The sale and issuance of our common stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of our common stock acquired by the Selling Stockholder or the perception that such sales may occur, could cause the price of our common stock to fall;

● Investors who buy our common stock from the Selling Stockholder at different times will likely pay different prices;

● The Selling Stockholder has acquired and may purchase our common stock at a price below the current trading price of the common stock, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return, and additionally this could cause the price of our common stock to decline; and

● Our management team will have broad discretion over the use of the net proceeds from our sale of shares of our common stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

● being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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● not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

● reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

● exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We were incorporated in the State of Delaware on May 18, 2021. We conduct business activities principally through our wholly owned subsidiary, HeartCore Co., a Japanese corporation, which was established in Japan by Sumitaka Yamamoto in 2009. Our principal executive offices are located at 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan. Our website is located at www.heartcore.co.jp and our telephone number is (206) 385-0488, ext. 100. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

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THE OFFERING

Securities offered by the Selling Stockholder:

The resale of the following shares of common stock are being offered by the Selling Stockholder in this prospectus:

(i) up to $25,000,000 of our common stock, equal to 20,833,333 shares by the Selling Stockholder stock that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to the Equity Purchase Agreement. The 20,833,333 shares being registered pursuant to the Equity Purchase Agreement were determined by assuming a purchase price of $1.20 per share based on 96% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025, which was $1.25 per share;

(ii) 485,437 shares of our common stock issued to the Selling Stockholder as commitment shares (the “ELOC Commitment Shares”) in connection with the Equity Purchase Agreement;

(iii) up to 1,955,555 shares of our common stock issuable upon the conversion of 2,000 shares of the Company’s Series A Convertible Preferred Stock issued to the Selling Stockholder pursuant to a Securities Purchase Agreement. The 1,955,555 shares being registered for the conversion of the Series A Convertible Preferred Stock were determined by assuming a conversion price of $1.125 per share based on 90% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025, which was $1.25 per share; and

(iv) 750,000 shares of our common stock issued to the Selling Stockholder as commitment shares under the Securities Purchase Agreement (the “SPA Commitment Shares”).

Common stock outstanding prior to this offering (1)	23,310,770 shares of common stock.

Common stock to be outstanding after this offering (1)	46,099,658 shares of common stock.

Use of proceeds	We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we may receive up to $25,000,000.00 in aggregate gross proceeds from the Selling Stockholder under the Equity Purchase Agreement which we plan to use to fund working capital and general corporate purposes. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this Equity Purchase Agreement.

Listing	Our common stock currently trades on the Nasdaq Capital Market under the symbol “HTCR”.

Risk factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

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The number of shares of common stock outstanding before this offering is based on 23,310,770 shares of our common stock outstanding as of August 28, 2025. The number of shares of common stock outstanding after this offering is based on 23,310,770 shares of our common stock outstanding as of August 28, 2025 and assumes the issuance of 20,833,333 shares of common stock pursuant to the Equity Purchase Agreement assuming a purchase price of $1.20 per share based on 96% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025, and the conversion of the 2,000 shares of the Company’s Series A Convertible Preferred Stock issued to the Selling Stockholder into 1,955,555 shares of common stock based on an assumed conversion price of $1.125 per share based on 90% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025. Each the number of common stock shares outstanding before this offering and after this offering excludes:

●	1,400,000 shares of common stock issuable upon the exercise of options outstanding as of August 28, 2025, with a weighted average exercise price of $2.50 per share; and

●	19,190 shares of our common stock issuable upon the vesting of outstanding Restricted Stock Units (“RSUs”).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from the Equity Purchase Agreement. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable laws or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the additional risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, as well as our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below or that we incorporate by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering by the Selling Stockholder and Transactions under the Equity Purchase Agreement

It is not possible to predict the actual number of shares of common stock, if any, we will sell under the Equity Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from the Equity Purchase Agreement.

Pursuant to the Equity Purchase Agreement, the Selling Stockholder has committed to purchase up to the $25 million of our common stock, subject to certain limitations and conditions set forth in the Equity Purchase Agreement. The shares of our common stock that may be issued under the Equity Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time during the term of the Equity Purchase Agreement.

We generally have the right to control the timing and amount of any sales of shares of our common stock to the Selling Stockholder under the Equity Purchase Agreement. Sales of our common stock, if any, to the Selling Stockholder under the Equity Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell to our common stock pursuant to the Equity Purchase Agreement. Depending on market liquidity at the time, resales of those shares by our common stock may cause the public trading price of our common stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of our common stock that we may elect to sell under the Equity Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the term of the Equity Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of our common stock that we will sell to the Selling Stockholder under the Equity Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Equity Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Equity Purchase Agreement, if any.

Any issuance and sale by us under the Equity Purchase Agreement of a substantial amount of shares of our common stock for resale under this prospectus could cause additional substantial dilution to our stockholders.

Our inability to access a portion or the full amount available under the Equity Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

If our stock price declines and it becomes necessary for us to issue and sell to the Selling Stockholder under the Equity Purchase Agreement more shares of our common stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $25 million from sales of our common stock to the Selling Stockholder under the Equity Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock, and the SEC must declare such additional registration statements effective before we may elect to sell any additional shares of our common stock to the Selling Stockholder under the Equity Purchase Agreement.

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The sale and issuance of our common stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of our common stock acquired by the Selling Stockholder or the perception that such sales may occur, could cause the price of our common stock to fall.

The purchase price for the shares that we may sell to our common stock under the Equity Purchase Agreement, as well as the common stock shares issuable upon conversion of the Series A Convertible Preferred Stock held by the Selling Stockholder, will fluctuate based on the price of the shares of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Similarly, if and when the Selling Stockholder converts the Series A Convertible Preferred Stock into shares of our common stock, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy our common stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Equity Purchase Agreement and subject to market demand, we will have discretion to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the Equity Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. Similarly, if and when the Selling Stockholder converts the Series A Convertible Preferred Stock into shares of our common stock, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Equity Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The Selling Stockholder has acquired and may purchase our common stock at a price below the current trading price of the common stock, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return, and additionally this could cause the price of our common stock to decline.

The purchase price of our common stock sold to the Selling Stockholder under the Equity Purchase Agreement is derived from the market price of our common stock on Nasdaq. Shares to be sold to the Selling Stockholder pursuant to the Equity Purchase Agreement will be purchased at a discounted price. The sales price will equal 96% of the lowest VWAP on the trading day immediately preceding the date an advances notice is deemed delivered. As a result of this pricing structure, the Selling Stockholder may sell the shares it receives immediately after receipt of the shares, which could cause the price of our common stock to decrease.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of our common stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of our common stock to the Selling Stockholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our common stock.

Our shares of common stock are currently listed on Nasdaq. If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our common stock. Any delisting would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase their common stock when they wish to do so.

As previously disclosed in the Current Report on Form 8-K we filed on May 13, 2025, on May 6, 2025, the Company received written notice (the “Bid Price Notice”) from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Bid Price Notice indicated that the Company will be provided 180 calendar days, or until November 3, 2025, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will provide the Company with written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

As previously disclosed in the Current Report on Form 8-K filed on May 27, 2025, on May 24, 2025, the Company received written notice (the “Stockholders’ Equity Notice”) from the Nasdaq Staff indicating that the Company is not in compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) (the “Minimum Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market. Additionally, the Nasdaq Staff noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations as of May 23, 2025.

Under Nasdaq rules, the Company had 45 calendar days (or until July 8, 2025) to submit a plan to regain compliance, which the Company did. On July 11, 2025, the Nasdaq Staff notified the Company that it had granted the Company an extension until September 30, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirement. Pursuant to the terms of the extension, on or before September 30, 2025, the Company must complete the transactions pursuant to the Equity Purchase Agreement and Securities Purchase Agreement and evidence compliance with the Minimum Stockholders’ Equity Requirement as indicated in the Nasdaq Staff’s notification.

The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR.” On August 19, 2025, the Nasdaq Staff notified the Company that, based on the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed by the Company with the Securities and Exchange Commission on August 13, 2025, evidencing stockholders’ equity of $3,559,017, the Nasdaq Staff determined that the Company complies with the Minimum Stockholders’ Equity Requirement and this matter is now closed. There can be no assurance that the Company will be able to maintain compliance with the Minimum Stockholders’ Equity Requirement in the future, even if it maintains compliance with the other listing requirements.

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In addition, we cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations

USE OF PROCEEDS

We are not selling any shares of common stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we may receive up to $25,000,000.00 in aggregate gross proceeds from the Selling Stockholder under the Equity Purchase Agreement which we plan to fund working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this Equity Purchase Agreement.

The Selling Stockholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholder in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our common stock may be sold by the Selling Stockholder under this prospectus. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

MARKET PRICE AND DIVIDEND POLICY

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “HTCR.” On August 28, 2025, the last reported sale price of our common stock was $1.25 per share. As of the date of this prospectus, 23,310,770 shares of common stock were issued and outstanding.

Holders of Record

As of August 28, 2025, we had approximately 30 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

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Dividends

On March 29, 2024, the Board of Directors declared a cash dividend of $0.02 per share of the Company’s common stock. The dividend was paid on May 3, 2024 to stockholders of record as of April 26, 2024, resulting in an aggregate of $417,283 in total dividends paid by the Company.

On July 22, 2024, the Board of Directors declared a cash dividend of $0.02 per share of the Company’s common stock. The dividend was paid on August 26, 2024 to stockholders of record as of August 19, 2024, resulting in an aggregate of $417,283 in total dividends paid by the Company.

The Company may continue to issue quarterly dividends going forward, contingent upon the Board of Directors’ approval, following review of the Company’s then-current financial results. Future dividends, if any, may be less than, equal to or greater than recent dividends.

Recent Sales of Unregistered Securities

See “Recent Sales of Unregistered Securities” on page II-2 for a description of recent sales of unregistered Securities.

DESCRIPTION OF SECURITIES

The following description of the capital stock of the Company is based upon the Company’s certificate of incorporation, the Company’s bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to the Company’s certificate of incorporation and the Company’s bylaws, copies of which have been filed with the Securities and Exchange Commission.

Authorized Capital Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

As of August 28, 2025, there were 23,310,770 shares of common stock issued and outstanding and 2,000 shares of Series A Convertible Preferred Stock issued and outstanding. As of such date, there were approximately 30 holders of record of the Company’s common stock and one holder of record of the Company’s Series A Convertible Preferred Stock.

Common Stock

The holders of the Company’s common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Subject to the rights of holders of preferred stock, the holders of shares of the Company’s common stock are entitled to dividends when and as declared by the Company’s Board of Directors (the “Board”) from funds legally available therefor if, as and when determined by the Board in its sole discretion, subject to provisions of law, and any provision of the Company’s certificate of incorporation, as amended from time to time. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of the Company’s common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of the Company’s debts and other liabilities. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

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Preferred Stock

General

The Company’s certificate of incorporation authorizes the Board to issue up to 20,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. The Board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the Company’s outstanding voting stock.

Series A Convertible Preferred Stock

On June 30, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Delaware. The number of shares of Series A Convertible Preferred Stock designated is 2,000 and each share of Series A Convertible Preferred Stock has a stated value equal to $1,100 (the “Stated Value”).

The Series A Convertible Preferred Stock have no voting rights. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designations, (b) increase the number of authorized shares of Series A Convertible Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designations), a holder of Series A Convertible Preferred Stock (“Holder”) will receive an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid Dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series A Convertible Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up, the assets and funds available for distribution among the Holders of the Series A Convertible Preferred Stock will be insufficient to permit the payment to such Holders of the full preferential amount aforesaid, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the Holders of the Series A Convertible Preferred Stock in proportion to the amount that each such Holder is entitled to receive.

The conversion price in effect on any conversion date will be equal to 90% of the average of the two lowest volume-weighted average prices (the “VWAP”) of the common stock on the Nasdaq Stock Market (or such other national securities exchange on which the common stock is then listed) for the five Trading Days immediately preceding the date of the conversion notice delivered by the Holder of Series A Preferred Stock (the “Conversion Notice Date”), with such VWAP and resulting Conversion Price being subject to equitable adjustments for any stock splits or combinations occurring with respect to the common stock during such measurement period.

Each holder will be entitled to receive dividends of 10% per annum on the Stated Value of each share of Preferred Stock.

2021 Equity Incentive Plan

The Board and the Company’s stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”) on August 6, 2021. Under the 2021 Plan, 2,400,000 shares of common stock were authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiary. The 2021 Plan authorizes equity-based and cash-based incentives for participants. To date, the Company has granted (i) options to purchase a total of 1,638,500 shares of common stock under the 2021 Plan, and (ii) an aggregate of 757,170 restricted stock units under the 2021 Plan.

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On August 1, 2023, the Board approved, and proposed for stockholder approval, the 2023 Equity Incentive Plan (the “2023 Plan”). The shareholders approved the 2023 Plan at the Annual Shareholder’s meeting on September 29, 2023. The 2023 Plan provides for various stock-based incentive awards, including incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The total number of shares of common stock authorized for issuance under the 2023 Plan is 2,000,000 shares. To date, the Company has granted an aggregate 69,653 shares of common stock pursuant to the 2023 Plan.

Exclusive Forum Provision

Section 21 of the Company’s certificate of incorporation and Section 7.4 of the Company’s bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, a court could find these provisions of the Company’s certificate of incorporation and bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require the Company to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Fee Shifting Provision

Section 7.4 of the Company’s bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

The bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

The Company adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. The Company intends to apply the fee-shifting provision broadly to all actions except for claims brought under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”).

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of the Company’s bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of the bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses, and other parties, would be able to recover fees under this provision.

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In the event a claim is initiated or asserted against the Company, in accordance with the dispute resolution provisions contained in the Company’s bylaws, and the plaintiff does not in a judgment prevail, the plaintiff will be obligated to reimburse the Company for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of the bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY STOCKHOLDER OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DOES NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of the Certificate of Incorporation and the Bylaws

Provisions of the Company’s certificate of incorporation and bylaws could make it more difficult to acquire the Company by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. The certificate of incorporation and bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. The certificate of incorporation and bylaws provide the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on the Board.

Preferred Stock. The certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by the Board in its sole discretion. The Board may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by the Board by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and providing indemnification to, the Company’s directors and officers.

Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of the stockholders may only be called by a majority of the Board.

Nominations of Directors. The bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, Florida 33764 and its telephone number is (303) 662-1112.

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SELLING STOCKHOLDER

The Selling Stockholder may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Stockholder” includes the persons listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interests in the securities, other than through a public sale. Except for the ownership of the securities of the Company or as set forth below, the Selling Stockholder have not had any material relationship with us within the past three years.

Except as set forth in the footnotes below, the following table sets forth certain information as of August 28, 2025 regarding the beneficial ownership of the securities by the Selling Stockholder and the securities being offered by the Selling Stockholder. The applicable percentage ownership of the common stock is based on 23,310,770 shares outstanding as of August 28, 2025. The Selling Stockholder may offer and sell some, all or none of securities.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities.

Selling Stockholders	Beneficial Ownership Before the Offering(1)		Percentage of Ownership Before the Offering (3)		Number of Shares Being Offered (2)		Percentage of Ownership After the Offering (3)(6)
Crom Structured Opportunities Fund I, LP(5)	1,235,437	(4)	5.30	%(4)	24,024,325	(4)	-

(1) Represents the total number of shares of our common stock issued or issuable to the Selling Stockholder as of the date of this prospectus, without regard to ownership limitations described in footnote (2) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by the Selling Stockholder as of the date hereof.

(2) Assumes that none of the Series A Convertible Preferred Stock convertible into the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. The Series A Convertible Preferred Stock held by the Selling Stockholder contains a beneficial ownership limitation, which provides that a holder of the Series A Convertible Preferred Stock, will not have the right to exercise any portion of its Series A Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise. Except as specifically noted in the footnotes below, the shares set forth in the table do not reflect the foregoing ownership limitations.

(3) Based on 23,310,770 shares of common stock outstanding as of the date of August 28, 2025.

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(4) The shares of common stock set forth in the column “Beneficial Ownership Before the Offering” consists of the number of shares of common stock currently beneficially owned by Crom Structured Opportunities Fund I, LP, and, in light of the 4.99% beneficial ownership limitation in the Series A Convertible Preferred Stock and the 4.99% beneficial ownership limitation under the Equity Purchase Agreement, the shares of common stock issuable to the Selling Stockholder upon conversion of the Series A Convertible Preferred Stock and the shares of common stock issuable under the Equity Purchase Agreement are not included here. Although the percentage set forth in the “Percentage of Ownership Before the Offering” column exceeds 5%, it is intended that after the offering, the Selling Stockholder will have 4.99% or less beneficial ownership due to the 4.99% beneficial ownership limitation in the Series A Convertible Preferred Stock and the 4.99% beneficial ownership limitation under the Equity Purchase Agreement. The shares of common stock set forth in the column “Number of Shares Being Offered” includes: (i) up to 1,955,555 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock issued to the Selling Stockholder assuming a conversion price of $1.125 per share based on 90% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025; (ii) 750,000 shares of common stock issued as the SPA Commitment Shares, (iii) 485,437 shares of common stock issued as the ELOC Commitment Shares, and (iv) up to 20,833,333 shares of common stock issuable under the Equity Purchase Agreement, assuming a purchase price of $1.20 per share based on 96% of the closing price of the Company’s common stock on the Nasdaq Stock Market on August 28, 2025.

(5) The business address of Crom Structured Opportunities Fund I, LP is 228 Park Ave S PMB 57033, New York, NY, 10003-1502. The general partner of Crom Structured Opportunities Fund I, LP is CROM STRUCTURED OPPORTUNITIES FUND I GP, LLC. CROM CORTANA FUND LLC is the member of the general partner. John Chen and Liam Sherif have voting and disposition control over the shares of common stock but disclaim beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(6) Assumes the sale of all shares offered herein.

PLAN OF DISTRIBUTION

The Selling Stockholder will pay all incremental selling expenses relating to the sale of their shares of common stock, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq Stock Market listing fees and fees and expenses of our counsel and our accountants.

The shares of common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell their shares of common stock by one or more of, or a combination of, the following methods:

● purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

● ordinary brokerage transactions and transactions in which the broker solicits purchasers;

● block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

● through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

● to or through underwriters or broker-dealers;

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● in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

● in privately negotiated transactions;

● in options transactions;

● through a combination of any of the above methods of sale; or

● any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the resale of the shares issuable under the Equity Purchase Agreement. Any broker-dealers or agents that are involved in selling the securities will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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The following plan of distribution relates solely to our Equity Purchase Agreement with the Selling Stockholder.

The shares of our common stock related to the Equity Purchase Agreement offered by this prospectus are being offered by the Selling Stockholder. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, with respect to the resale of the shares issuable under the Equity Purchase Agreement. We have agreed in the Equity Purchase Agreement to provide customary indemnification to the Selling Stockholder.

We have engaged Moody Capital Solutions, Inc., (a FINRA registered broker dealer) (“Moody Capital” or “Moody”) to act as a placement agent under the terms of the Equity Purchase Agreement and have agreed to pay them a cash fee of eight percent (8%) of the amount of each Advance Notice. Additionally, we engaged Moody Capital to act as a placement agent under the terms of the Securities Purchase Agreement and have paid Moody Capital a cash fee of $160,000.00 thereunder. Additionally, for each the Equity Purchase Agreement and the Securities Purchase Agreement, Moody Capital shall also receive warrants to purchase a number of shares of the Company’s common stock equal to eight percent (8%) of the fully diluted number of shares of common stock or common stock equivalents purchased or purchasable by any investors in connection with the Equity Purchase Agreement and the Securities Purchase Agreement (such warrants collectively referred to as the “Moody Warrants”). The Moody Warrants shall have reasonable and customary terms, including the following terms: the exercise price of the Moody Warrants shall be the issuance price of each Advance Notice for Moody Warrants issued pursuant to the Equity Purchase Agreement and the conversion price of the Series A Convertible Preferred Stock for Moody Warrants issued pursuant to the Securities Purchase Agreement. In addition, the Moody Warrants shall expire five years from the date of issue. The Moody Warrants shall be exercisable by payment in full in cash or by so-called “cashless exercise” provisions. Each warrant shall be deemed to have a fair market value at issuance of $.0001. The Moody Warrants shall be covered in a separate warrant agreement with customary terms acceptable to both the Company and Moody Capital. Unlike the Selling Stockholder, Moody Capital has not agreed to not engage in any short sales or hedging transactions during the term of the Equity Purchase Agreement. However, Moody Capital has advised the Company that it does not intend to engage in any short sales or hedging transactions.

It is possible that our shares may be sold from time to time by the Selling Stockholder in one or more of the following manners:

● ordinary brokerage transactions and transactions in which the broker solicits purchasers;

● block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● to a broker-dealer as principal and resale by the broker-dealer for its account; or

● a combination of any such methods of sale.

The Selling Stockholder has agreed that, during the term of the Equity Purchase Agreement, it will not engage in any short sales or hedging transactions with respect to our common stock.

The Selling Stockholder and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of sales of our common stock by the Selling Stockholder or any unaffiliated broker-dealer. Under these rules and regulations, the Selling Stockholder and any unaffiliated broker-dealer:

● may not engage in any stabilization activity in connection with our securities;

● must furnish each broker which offers shares of our common stock covered by the prospectus and accompanying prospectus that are a part of our registration statement with the number of copies of such prospectus and accompanying prospectus which are required by each broker; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of our common stock by the Selling Stockholder and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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MATERIAL FEDERAL TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

If we make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

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The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

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Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida.

EXPERTS

The consolidated financial statements of HeartCore Enterprises, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.heartcore.co.jpand, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025 and for the period ended June 30, 2025, filed with the SEC on August 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 19, 2025, May 13, 2025, May 27, 2025, June 3, 2025, June 30, 2025, July 1, 2025, July 2, 2025, July 17, 2025, August 14, 2025, and August 28, 2025 and our Amended Current Report on Form 8-K/A filed with the SEC on July 7, 2025.

●	the description of our common stock which is included in Exhibit 4.1 of our Form 10-K filed with the SEC on March 31, 2025, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 380-4600 or by writing to us at the following address:

HeartCore Enterprises, Inc.

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

+81-3-6409-6966

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HeartCore Enterprises, Inc.

Resale of up to 24,024,325 Shares of Common Stock

By the Selling Stockholder

PROSPECTUS

Prospectus dated September 15, 2025